As filed with the Securities and Exchange Commission on October 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TUCOWS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2707366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

96 Mowat Avenue
Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Tucows Inc. Amended and Restated 2006 Equity Compensation Plan

(Full title of the plan)

Elliot Noss

President and Chief Executive Officer

Tucows Inc.

96 Mowat Avenue

Toronto, Ontario, Canada M6K 3M1

(Name and address of agent for service)

(416) 535-0123

(Telephone number, including area code, of agent for service)

Copies to:

Joanne R. Soslow, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, no par value	1,900,000 shares	$0.67	$1,273,000	$90.77
(1)		Represents additional shares issuable under the Tucows Inc. 2006 Equity Incentive Plan as a result of the amendment and restatement of such plan.

(2)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall be deemed to cover such indeterminate number of additional shares of the Registrant’s common stock, no par value (“Common Stock”), that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the NYSE Amex on October 6, 2010.

(4)		Calculated pursuant to Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering price by $0.0000713.

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement:

This Registration Statement is being filed by the Registrant to register an additional 1,900,000 shares of its Common Stock which, pursuant to the amendment and restatement of the Tucows Inc. 2006 Equity Compensation Plan (such plan as amended and restated, the “Plan”), are issuable upon the grant or exercise of awards under the Plan.  These 1,900,000 shares are in addition to the 5,000,000 shares of the Registrant’s Common Stock which were previously registered pursuant to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-140985) filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2007 (the “Prior Registration Statement”).  Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description
4.1

Tucows Inc. Amended and Restated 2006 Equity Compensation Plan (Incorporated herein by reference to Exhibit 99(d)(1) to the Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on September 17, 2010)

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

23.1	Consent of KPMG LLP

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the Registrant’s signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on the October 8, 2010.

TUCOWS INC.

By:	/s/ Elliot Noss
Name:	Elliot Noss
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person that each person whose signature appears below constitutes and appoints Elliot Noss and Michael Cooperman, or either of them acting singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act, to sign any and all pre- or post-effective amendments to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Elliot Noss	President, Chief Executive Officer and Director	October 8, 2010
Elliot Noss	(Principal Executive Officer)

/s/ Michael Cooperman	Chief Financial Officer	October 8, 2010
Michael Cooperman	(Principal Financial and Accounting Officer)

Director
Eugene Fiume

/s/ Erez Gissin	Director	October 8, 2010
Erez Gissin

/s/ Joichi Ito	Director	October 8, 2010
Joichi Ito

/s/ Allen Karp	Director	October 8, 2010
Allen Karp

Director
Rawleigh Ralls

/s/ Lloyd Morrisett	Director	October 8, 2010
Lloyd Morrisett

/s/ Jeffrey Schwartz	Director	October 8, 2010
Jeffrey Schwartz

Director
Stanley Stern

EXHIBIT INDEX

Exhibit No.	Description
4.1

Tucows Inc. Amended and Restated 2006 Equity Compensation Plan (Incorporated herein by reference to Exhibit 99(d)(1) to the Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on September 17, 2010)

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered

23.1	Consent of KPMG LLP

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the Registrant’s signature page)